Exhibit 10.2

STOCKHOLDER SUPPORT AGREEMENT

This Support Agreement (this “Support Agreement”) is being delivered on August 21, 2026 by the person or persons named on the signature pages hereto (collectively, the “Holder”), as the holder of Ambros Shares (as defined below) of Ambros Therapeutics, Inc., a Delaware corporation (“Ambros”), to Werewolf Therapeutics, Inc., a Delaware corporation (“Werewolf”).

Reference is made to that certain Agreement and Plan of Merger (the “Merger Agreement”), as amended from time to time, dated as of August 21, 2026, by and among Ambros, Werewolf and Wave Atlantis Merger Sub, Inc. (“Merger Sub”). All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

As of the date hereof, the Holder is the record (as defined in Rule 12g5-1 promulgated under the Exchange Act) or beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of the number of shares of Ambros Capital Stock, Ambros Options and other securities convertible into, or exercisable or exchangeable for, shares of Ambros Capital Stock, in each case as set forth on Exhibit A hereto (collectively, the “Ambros Shares”).

As a condition and inducement to Ambros’s and Werewolf’s willingness to enter into the Merger Agreement, the Holder has agreed to enter into this Support Agreement. Reference is made to (i) that certain Investors’ Rights Agreement, as amended from time to time, dated as of September 30, 2025, by and among Ambros and the Investors party thereto (the “Investors’ Rights Agreement”), (ii) that certain Voting Agreement, as amended from time to time, dated as of September 30, 2025, by and among Ambros, the Investors, the Key Holders and the other Stockholders party thereto (the “Voting Agreement”), and (iii) that certain Right of First Refusal and Co-Sale Agreement, as amended from time to time, dated as of September 30, 2025, by and among Ambros, the Investors and the Key Holders party thereto (the “ROFR Agreement”, and together with the Investors’ Rights Agreement and the Voting Agreement, the “Existing Investor Agreements”), in each case to which the Holder is a party.

1. Agreement to Vote; Written Consent. From the date hereof until the Termination Date (as defined below), the Holder agrees that, promptly following delivery to the Holder of the Ambros Stockholder Written Consent (and in any event within the time period specified in Section 6.2(a) of the Merger Agreement), the Holder shall execute and deliver to Ambros the Ambros Stockholder Written Consent with respect to all Ambros Shares it beneficially owns and is entitled to vote, and shall not enter into any agreement or otherwise give instructions to any Person to vote or consent in any manner inconsistent with this Support Agreement. In furtherance of the foregoing, and without limiting the generality thereof, the Holder shall vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all Ambros Shares it beneficially owns and is entitled to vote, if for any reason a meeting of the stockholders of Ambros (or any class or series of stockholders, as applicable) is convened in connection with the matters related to the Merger Agreement in lieu of, or in addition to, the solicitation of the Ambros Stockholder Written Consent, in which case the Holder agrees to appear (in person or by proxy) at every such meeting, and at every adjournment or postponement thereof, or otherwise cause all Ambros Shares it beneficially owns and is entitled to vote to be counted as present thereat for purposes of calculating a quorum:

(a)

in favor of (i) the adoption and approval of the Merger Agreement and the terms thereof, including the Contemplated Transactions and the other actions contemplated by the Merger Agreement, and (ii) the Merger; and

(b)

against (i) any Acquisition Proposal, Acquisition Transaction, or any other action that would reasonably be expected to interfere with, delay, impede, postpone, discourage or adversely affect the consummation of the Contemplated Transactions, and (ii) against any action or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant or obligation of Ambros in the Merger Agreement (clauses (a) and (b) collectively, the “Supported Matters”).

From the date hereof until the Termination Date, in the event of (i) a stock split, stock dividend or distribution, or any change in the capital stock of Ambros by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like or (ii) the acquisition of sole or shared voting power by the Holder of additional shares of capital stock or other equity securities of Ambros, whether by the exercise of Ambros Options or otherwise, including, without limitation, by gift or succession, then the term “Ambros Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction, and such Ambros Shares shall be subject to the terms and conditions of this Support Agreement to the same extent as if they constituted Ambros Shares as of the date of the execution of this Support Agreement, without the need for any further action by the parties (including, for the avoidance of doubt, with respect to Exhibit A).

2. No Transfer. From the date hereof until the Termination Date, the Holder agrees not to, directly or indirectly, sell, transfer, pledge, encumber (other than liens arising under or imposed by applicable law or pursuant to this Support Agreement, the Merger Agreement or the transactions contemplated hereby or thereby), assign, gift or otherwise dispose of (collectively, a “Transfer”) or enter into any contract, option or other arrangement or understanding with respect to any Transfer of, any of the Ambros Shares. The Holder further agrees not to (i) deposit (or permit the deposit of) any Ambros Shares in a voting trust or grant any proxy or power of attorney with respect to any Ambros Shares (other than the proxy contemplated by Section 11) or (ii) enter into any voting agreement or similar arrangement, commitment or understanding with respect to any Ambros Shares inconsistent with the Holder’s obligations under this Support Agreement. Any Transfer or purported Transfer of Ambros Shares in breach or violation of this Support Agreement shall be void and of no force or effect. Notwithstanding the foregoing, the restrictions set forth in this Section 2 shall not apply to: (a) Transfers by gift to members of the Holder’s immediate family or to a trust, the beneficiary of which is a member of the Holder’s immediate family, an affiliate of such Person or to a charitable organization; (b) Transfers by virtue of laws of descent and distribution upon death of the individual; (c) Transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement; (d) Transfers to a partnership, limited liability company or other entity of which the Holder and/or the immediate family of the Holder are the legal and beneficial owner of all of the outstanding equity securities or similar interests; (e) Transfers to a trustor or beneficiary of the trust, to the designated nominee of a beneficiary of such trust or to the estate of a beneficiary of such trust; (f) Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; (g) the settlement, exercise, termination or vesting of any Ambros Options, including in order to (i) pay the exercise price thereof or (ii) satisfy taxes applicable thereto; and (h) Transfers to any Affiliate, equityholder, partner or member of such Holder; provided, however, that (i) no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such Transfer (other than filings made in respect of involuntary Transfers; provided, that reasonable notice shall be provided to Werewolf prior to any such filing) and that (ii), to the fullest extent permitted by applicable Law, for any permitted Transfers pursuant clauses (a) to (h) (other than clause (g)), the Ambros Shares so Transferred shall continue to be subject to the provisions of this Support Agreement and, as a condition precedent to any such Transfer, these permitted transferees must enter into a written agreement, in substantially the form of this Support Agreement, agreeing to be bound by all of the terms and conditions of this Support Agreement and shall have the same rights and benefits under this Support Agreement.

3. Documentation and Information. The Holder shall permit and hereby authorizes Ambros and Werewolf to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Ambros or Werewolf reasonably determines to be necessary in connection with the Merger and any of the Contemplated Transactions, the Holder’s identity and ownership of the Ambros Shares and the nature of the Holder’s commitments and obligations under this Agreement. Werewolf is an intended third-party beneficiary of this Section 3.

4. Representations and Warranties of the Holder. The Holder hereby represents and warrants to Werewolf and Ambros as follows:

(a) the Holder has full power and authority (or legal capacity, if the Holder is a natural person) to execute and deliver this Support Agreement and to perform the Holder’s obligations hereunder;

(b) this Support Agreement has been duly executed and delivered by the Holder, and, assuming this Support Agreement constitutes a valid and binding obligation of Werewolf and Ambros, constitutes a valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and the Holder understands that each of Werewolf and Ambros is entering into the Merger Agreement in reliance upon the Holder’s execution and delivery of this Support Agreement;

(c) the Holder is the record or beneficial owner of the Ambros Shares, free and clear of any and all Encumbrances (other than Encumbrances arising under applicable securities Laws or created by this Support Agreement), and does not beneficially own any securities of Ambros other than the shares of Ambros Capital Stock and rights to purchase or otherwise acquire shares of Ambros Capital Stock set forth in Exhibit A;

(d) the execution and delivery of this Support Agreement by the Holder will not (i) result in a violation or breach of any agreement to which the Holder is a party, (ii) violate any Law or order applicable to the Holder or (iii) if Holder is an entity, violate any constituent or organizational document, except in each case as would not prevent or materially delay the Holder from performing its obligations hereunder;

(e) as of the date of this Support Agreement, there is no proceeding pending or, to the knowledge of the Holder, threatened against the Holder or any of the Holder’s properties or assets (whether tangible or intangible) that would reasonably be expected to prevent or materially impair the ability of the Holder to perform the Holder’s obligations hereunder;

(f) (i) other than the Existing Investor Agreements, the Holder does not have any agreement, arrangement, or understanding, whether written or oral, formal or informal, with any other holder of Ambros Capital Stock to act together for the purpose of acquiring, holding, voting, or disposing of shares of Ambros Capital Stock, nor does the Holder otherwise act in concert with any other holder of Ambros Capital Stock in connection with the exercise of any rights or powers arising from the ownership of Ambros Capital Stock, other than pursuant to the Existing Investor Agreements, (ii) without limiting the generality of the foregoing, other than as a result of the Existing Investor Agreements, the Holder is not a member of a “group” (as such term is used in Section 13(d)(3) of the Exchange Act) with any other holder of any equity securities of Ambros for the purpose of acquiring, holding, voting, or disposing of equity securities of Ambros and (iii) other than pursuant to the Voting Agreement, the Holder has not granted any proxy or power of attorney with respect to any Ambros Shares that remains in effect, deposited any Ambros Shares into a voting trust or entered into any voting agreement or similar arrangement, commitment or understanding with respect to the voting of any Ambros Shares, in each case except as contemplated by this Support Agreement;

(g) the Holder has had the opportunity to review the Merger Agreement, including the provisions relating to the payment, allocation, and type of the consideration to be paid to the stockholders of Ambros as well as holders of Ambros Options, and this Support Agreement with counsel of the Holder’s own choosing. The Holder has had an opportunity to review with its own tax advisors the tax consequences of the Merger and the Contemplated Transactions. The Holder understands that it must rely solely on its advisors and not on any statements or representations made by Werewolf or Ambros, or any of their respective agents or representatives. The Holder understands that the Holder (and not Werewolf or Ambros) shall be responsible for the Holder’s tax liability that may arise as a result of the Merger or the transactions contemplated by the Merger Agreement. The Holder understands and acknowledges that Ambros, Werewolf, and Merger Sub are entering into the Merger Agreement in reliance upon the Holder’s execution, delivery and performance of this Support Agreement; and

(h) the Holder has full voting power with respect to the Ambros Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Support Agreement, in each case with respect to all of the Ambros Shares, in each case, subject to the Existing Investor Agreements. Other than the Existing Investor Agreements, none of the Ambros Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Ambros Shares, in each case except as contemplated by this Support Agreement.

5. No Impact on Directors’ or Officers’ Duties. Notwithstanding any provision of this Support Agreement to the contrary, the parties acknowledge that (a) the Holder is entering into this Support Agreement solely in the Holder’s capacity as a record or beneficial owner of Ambros Capital Stock and not in such Holder’s capacity as a director, officer or employee of Ambros or in the Holder’s capacity as a trustee or fiduciary of any Ambros Equity Plan and (b) nothing in this Support Agreement is intended to limit or restrict the Holder, or a designee of the Holder, who is a director or officer of Ambros from taking any action or inaction or voting in favor in the Holder’s sole discretion on any matter in his or her capacity as a director of Ambros or in the Holder’s capacity as a trustee or fiduciary of any Ambros Equity Plan (if applicable), or fulfilling the obligations of such office, and none of such actions in such capacity shall be deemed to constitute a breach of this Support Agreement.

6. No Ownership Interest. Nothing contained in this Support Agreement will be deemed to vest in Werewolf any direct or indirect ownership or incidents of ownership of or with respect to the Ambros Shares. All rights, ownership and economic benefits of and relating to the Ambros Shares will remain and belong to the Holder, and Werewolf will have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Ambros or exercise any power or authority to direct the Holder in the voting of any of the Ambros Shares, except as otherwise expressly provided herein with respect to the Ambros Shares and except as otherwise expressly provided in the Merger Agreement.

7. No Solicitation. From the date hereof until the Termination Date, the Holder (solely in his, her or its capacity as a stockholder of Ambros) shall not, directly or indirectly: (a) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (b) furnish any non-public information regarding Ambros to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (c) engage in discussions (other than to inform any Person of the existence of the provisions in this Section 7) or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (d) approve, endorse or recommend any Acquisition Proposal; (e) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction; or (f) publicly propose to do any of the foregoing; provided, however, that the foregoing restrictions in this Section 7 shall only apply to the Holder in the Holder’s capacity as a holder of Ambros Capital Stock and not, for the avoidance of doubt, in the Holder’s capacity as a director or officer (if applicable) of Ambros, whose activities with respect to any Acquisition Proposal or Acquisition Inquiry shall be governed by the Merger Agreement. Notwithstanding anything to the contrary herein, this Section 7 is subject in all respects to Section 5 of this Support Agreement.

8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand or (c) on the date delivered in the place of delivery if sent by email or facsimile (with a written or electronic confirmation of delivery) prior to 6:00 p.m. New York City time, otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below:

a. if to Ambros, to:

Ambros Therapeutics, Inc.

18575 Jamboree Road, Suite 275-S

Irvine, California 92612

Attention: Legal Department

Email: [***]

with a copy to (which shall not constitute notice):

Cooley LLP

55 Hudson Yards

New York, NY 10001

Attention: [***]

Email: [***]

b. if to Werewolf, to:

Werewolf Therapeutics, Inc.

303 Wyman Street, Suite 300

Waltham, MA 02451

Attention: Legal Department

Email: [***]

with a copy to (which shall not constitute notice):

Sidley Austin LLP

60 State Street, 36th Floor

Boston, MA 02109

Attention: [***]

Email: [***]

c. if to the Holder, at the e-mail address on the signature page hereto.

9. Termination. This Support Agreement shall automatically terminate upon the earliest to occur of (a) such date and time as the Merger Agreement shall have been validly terminated, (b) such date and time as there is any amendment of the Merger Agreement, without the prior written consent of the Holder, that reduces the amount or changes the form of the consideration payable to the holders of Ambros Capital Stock in the Contemplated Transactions in a manner that is adverse to the Holder, (c) such date and time as the Ambros Board shall have effected an Ambros Board Adverse Recommendation Change, (d) the Effective Time and (e) such date and time as a written agreement executed by the parties hereto to terminate this Support Agreement is effective (such date, the “Termination Date”). Notwithstanding the foregoing, Section 8 (Notices), this Section 9 and Sections 16 through 26 shall survive any termination of this Support Agreement in accordance with their respective terms, and no termination of this Support Agreement shall relieve any party hereto from any liability for such party’s willful and material breach of this Support Agreement prior to such termination.

10. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Support Agreement and continuing until the Termination Date, in furtherance of this Support Agreement, the Holder hereby authorizes Ambros or its counsel to notify Ambros’s transfer agent that there is a stop transfer order with respect to all of the Ambros Shares (and that this Support Agreement places limits on the voting and transfer of such Ambros Shares).

11. Irrevocable Proxy. The Holder’s execution and delivery of the Ambros Stockholder Written Consent pursuant to Section 1 shall constitute the Holder’s binding vote and consent, in its capacity as a stockholder of Ambros, in favor of the Supported Matters. In addition, and solely as a backstop in the event that a meeting of the stockholders of Ambros is convened, or a vote of the stockholders of Ambros is otherwise sought, with respect to the Supported Matters in lieu of, or in addition to, the Ambros Stockholder Written Consent, by execution of this Support Agreement, the

Holder does hereby appoint Werewolf and any of its designees with full power of substitution and resubstitution, as the Holder’s true and lawful attorney and irrevocable proxy, to the fullest extent of the Holder’s rights with respect to the Ambros Shares, to vote and exercise all voting and related rights, including the right to sign the Holder’s name (solely in its capacity as a stockholder) to any stockholder consent. The Holder intends this proxy to be irrevocable and coupled with an interest hereunder until the Termination Date, hereby revokes (or agrees to cause to be revoked) any proxy previously granted by the Holder with respect to the Ambros Shares and represents that none of such previously-granted proxies are irrevocable. The Holder hereby affirms that the proxy set forth in this Section 11 is given in connection with, and granted in consideration of, and as an inducement to Werewolf, Ambros, and Merger Sub to enter into the Merger Agreement and that such proxy is given to secure the obligations of the Holder under Section 1. The irrevocable proxy and power of attorney granted herein shall survive the death or incapacity of the Holder and the obligations of the Holder shall be binding on the Holder’s heirs, personal representatives, successors, transferees and assigns. The Holder hereby agrees not to grant any subsequent powers of attorney or proxies with respect to any Ambros Shares with respect to the matters set forth in Section 1 until after the Termination Date. With respect to any Ambros Shares that are owned beneficially by the Holder but are not held of record by the Holder (other than shares beneficially owned by the Holder that are held in the name of a bank, broker or nominee), the Holder shall take all action necessary to cause the record holder of such Ambros Shares to grant the irrevocable proxy and take all other actions provided for in this Section 11 with respect to such Ambros Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Termination Date.

12. Waiver of Appraisal Rights. In connection with the Contemplated Transactions, the Holder hereby expressly (a) waives, to the extent permitted under applicable Law, any and all rights under Section 262 of Delaware Law, a copy of which is attached hereto as Exhibit B, with respect to any Ambros Shares and any and all rights under any other applicable Law granting the Holder the right to have any Ambros Shares appraised in connection with the Contemplated Transactions or to otherwise dissent from the Contemplated Transactions and (b) agrees that the Holder will not, under any circumstances in connection with the Contemplated Transactions, exercise any dissenters’ or appraisal rights in respect of any Ambros Shares.

13. No Legal Actions. The Holder will not in its capacity as a stockholder of Ambros bring, commence, institute, maintain, prosecute or voluntarily aid any Legal Proceeding which (i) challenges the validity or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Holder, either alone or together with the other voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement and the Contemplated Transactions by the Ambros Board, constitutes a breach of any fiduciary duty of the Ambros Board or any member thereof.

14. Entire Agreement. This Support Agreement constitutes the entire agreement, and supersedes all prior agreements and understanding, both written and oral, among the parties hereto with respect to the subject matter hereof and is fully binding on the parties hereto.

15. Counterparts. This Support Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Any such counterpart, to the extent delivered by DocuSign or AdobeSign, fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

16. Assignment. Neither this Support Agreement nor any of the rights, interests or obligations under this Support Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Werewolf may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided that such transfer or assignment shall not relieve Werewolf of any of its obligations hereunder. Any purported assignment without such consent shall be void. Subject to the preceding sentences, the terms of this Support Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

17. Amendment; Waiver. This Support Agreement may not be amended or modified except in writing signed by each of the parties hereto. Any provision of this Support Agreement may be waived if such waiver is in writing and is signed by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

18. Severability. Any term or provision of this Support Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Support Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Support Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination will have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Support Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

19. Confidentiality. Except to the extent required by applicable Law, the Holder shall hold any non-public information regarding this Support Agreement, the Merger Agreement and the Merger in strict confidence and shall not divulge any such information to any third person until Werewolf has publicly disclosed its entry into the Merger Agreement and this Support Agreement; provided, however, that the Holder may disclose such information (a) to its attorneys, accountants, consultants, trustees, beneficiaries and other representatives (provided such representatives are subject to confidentiality obligations at least as restrictive as those contained herein), and (b) to any Affiliate, partner, member, stockholder, parent or subsidiary of the Holder, provided in each case that the Stockholder informs the Person receiving the information that such information is confidential and such Person agrees in writing to abide by the terms of this Section 19. Neither Holder nor any of its

Affiliates (other than Ambros, whose actions shall be governed by the Merger Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement or the other transactions contemplated hereby or thereby without the prior written consent of Ambros and Werewolf, except as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with Ambros and Werewolf to the extent practicable. Werewolf is an intended third-party beneficiary of this Section 19.

20. Governing Law; Jurisdiction; Waiver of Jury Trial. This Support Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties arising out of or relating to this Support Agreement or any of the Contemplated Transactions, each of the parties: irrevocably and unconditionally (a) consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this paragraph, (c) waives any objection to laying venue in any such action or proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, (e) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 8 of this Agreement and (f) irrevocably and unconditionally waives the right to trial by jury.

21. Specific Performance. Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Support Agreement, the other party or parties hereto will not have an adequate remedy at law for money damages in the event that this Support Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

22. Expenses. All fees, costs and expenses incurred in connection with this Support Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such fees, costs and expenses.

23. Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Support Agreement.

24. Construction.

For purposes of this Support Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Support Agreement.

As used in this Support Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

Except as otherwise indicated, all references in this Support Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Support Agreement and Exhibits to this Support Agreement, respectively.

The headings contained in this Support Agreement are for convenience of reference only, shall not be deemed to be a part of this Support Agreement and shall not be referred to in connection with the construction or interpretation of this Support Agreement.

25. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Support Agreement, this Support Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Merger Agreement is executed by all parties thereto and (b) this Support Agreement is executed by all parties hereto.

26. Non-Recourse. This Support Agreement may only be enforced against, and any Legal Proceeding based upon, arising out of, or related to this Support Agreement, or the negotiation, execution or performance of this Support Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any director, officer, employee, incorporator, manager, member, direct or indirect general or limited partner, direct or indirect stockholder, direct or indirect equityholder, direct or indirect controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing, shall have any liability to the Holder, Ambros or Werewolf for any obligations or liabilities of any party under this Support Agreement or for any Legal Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith.

27. Certain Agreements. Each Holder, by this Support Agreement, and with respect to such Holder’s Ambros Shares, severally and not jointly, hereby agrees to terminate, subject to the occurrence of, and effective immediately prior to, the Effective Time, each of (a) the Existing Investor Agreements and (b) any stockholder agreements, voting agreements, registration rights agreements, co-sale agreements and any other similar Contracts between Ambros and any holders of Ambros Shares, including any such Contract granting any Person investor rights, rights of first refusal, registration rights or director designation rights. Each Holder hereby terminates and waives all rights of first refusal, redemption rights and rights of notice of the Merger and the other transactions contemplated by the Merger Agreement, effective as of immediately prior to, and contingent upon, the Effective Time.

[The remainder of the page is intentionally left blank.]

The parties hereto have executed this Support Agreement as of the date first set forth above.

HOLDER:

By:
Name:
Title:
E-mail:

[Signature Page to Support Agreement]

Agreed to and Acknowledged as of the date first set forth above:

AMBROS:

AMBROS THERAPEUTICS, INC.

By:
Name:
Title:

WEREWOLF:

WEREWOLF THERAPEUTICS, INC.

By:
Name:
Title:

Exhibit A

Ambros Shares

Holder	Ambros Common Stock	Ambros Options
—

Exhibit B

§ 262. Appraisal rights [For application of this section, see § 17; 82 Del. Laws, c. 45, § 23; 82 Del. Laws, c. 256, § 24; and 83 Del. Laws, c. 377, § 22].

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, or conversion, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation or conversion nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent or converting corporation in a merger, consolidation or conversion to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title (other than, in each case and solely with respect to a domesticated corporation, a merger, consolidation or conversion authorized pursuant to and in accordance with the provisions of § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for conversion (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent or converting corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity if such entity is a corporation as a result of the conversion, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation or conversion will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation or conversion for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation or conversion, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation or conversion shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation or conversion, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation or conversion, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2) If the merger, consolidation or conversion was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent or converting corporation before the effective date of the merger, consolidation or conversion, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent or converting corporation who is entitled to appraisal rights of the approval of the merger, consolidation or conversion and that appraisal rights are available for any or all shares of such class or series of stock of such constituent or converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation or conversion, shall, also notify such stockholders of the effective date of the merger, consolidation or conversion. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation or conversion, either (i) each such constituent corporation or the converting corporation shall send a second notice before the effective date of the merger, consolidation or conversion notifying each of the holders of any class or series of stock of such constituent or converting corporation that are entitled to appraisal rights of the effective date of the merger, consolidation or conversion or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation or conversion, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation or conversion and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e) Within 120 days after the effective date of the merger, consolidation or conversion, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation or conversion, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion. Within 120 days after the effective date of the merger, consolidation or conversion, any person who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation or conversion (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation or conversion the shares of the class or series of stock of the constituent or converting corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation or conversion for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation or conversion, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation or conversion through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) From and after the effective date of the merger, consolidation or conversion, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation or conversion); provided, however, that if no petition for an appraisal is filed within the time provided in subsection (e) of this section, or if a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion within 60 days after the effective date of the merger, consolidation or conversion, as set forth in subsection (e) of this section.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.